As filed with the Securities and Exchange Commission on January 12, 2006
Registration No. 333-125282

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 4
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	38-2144267
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1411 Third Street, Suite A
Port Huron, Michigan 48060
(810) 987-2200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter F. Clark
Senior Vice President and General Counsel
SEMCO Energy, Inc.
2301 West Big Beaver Road, Suite 212
Troy, Michigan 48084
(248) 458-6152
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Terry C. Bridges
Troutman Sanders LLP
600 Peachtree Street, N.E., Suite 5200
Atlanta, Georgia 30308-2216
(404) 885-3163

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

EXPLANATORY NOTE
     The purpose of this Post-Effective Amendment No. 4 to the Registration Statement is solely to file a new Exhibit No. 23.2 to the Registration Statement as set forth below in Item 16 of Part II.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
      The following table sets forth the estimated expenses to be borne by SEMCO Energy, Inc. (“SEMCO” or the “Registrant”) in connection with the offering. All of the amounts shown are estimates except the SEC registration fee.

SEC Registration Fees	$8,239
Legal Fees and Expenses	40,000
Accounting Fees and Expenses	30,000
Printing Expenses	5,000
Transfer Agent and Registrar Fees	10,000
Rating Agency Fees	50,000
Miscellaneous Expenses	5,000

Total Estimated Fees and Expenses	$148,239

Item 15.	Indemnification of Directors and Officers
      Our bylaws provide that our directors and officers, former directors and officers, their heirs, executors and administrators are entitled to indemnification to the extent and under the circumstances permitted by Section 561, 562 and 563 of the Michigan Business Corporation Act (“MBCA”) including, where permitted and upon satisfaction of any undertaking required, advance of expenses.
      Our bylaws contain indemnification provisions concerning third party actions as well as actions in the right of SEMCO. Our bylaws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of SEMCO), including any appeals, by reason of the fact that he or she is or was a director or officer of ours, or is or was serving at our request as a director, officer, member, partner, trustee, employee, fiduciary or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations, against expenses (including attorneys’ fees), judgments, penalties, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our or our shareholders’ best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
      With respect to derivative actions, the bylaws, through the reference to the MBCA, provide that we shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of SEMCO to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of ours, or is or was serving at our request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our or our shareholders’ best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable to us unless to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all relevant circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, but such indemnification is limited to reasonable expenses incurred.

      The MBCA and our bylaws provide for corporate power to purchase and maintain insurance on behalf of directors and officers (including persons acting as a director, officer, employee or agent of another business entity on behalf of the corporation) against any liability due to such status, whether or not the corporation would have power to indemnify such person against such liability. We provide such insurance.
      Our articles of incorporation provide that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of the director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to us or our shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for illegal loans, distributions of dividends or assets, or stock purchases as described in Section 551(1) of the Michigan Business Corporation Act, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for an act or omission occurring before March 1, 1987.

Item 16.	Exhibits
      The following exhibits are filed herewith:

Exhibits			Description

3	.1+	—	Articles of Incorporation of SEMCO Energy, Inc., as restated June 25, 1999, and amendments thereto through May 28, 2004 (incorporated herein by reference from Exhibit 3.1 to SEMCO’s Form 10-Q for the quarter ended June 30, 2004, filed August 9, 2004).
3	.1.1+	—	Certificate of Designation of 5.00% Series B Convertible Cumulative Preferred Stock filed March 19, 2005 (incorporated herein by reference from Exhibit 3.1 to SEMCO’s Form 8-K filed March 17, 2005).
3	.2+	—	Bylaws of SEMCO Energy, Inc., as last revised July 28, 2005 (incorporated herein by reference from Exhibit 3.2 to SEMCO’s Form 8-K filed July 1, 2005).
4	.1+	—	Specimen of Common Stock Certificate (incorporated herein by reference from Exhibit 4.13 to SEMCO’s Registration Statement, Form S-3, No. 333-58715, filed July 8, 1998).
4	.2#	—	Specimen of Preferred Stock Certificate.
4	.3+	—	Registration Rights Agreement (incorporated herein by reference from Exhibit 10.1 to SEMCO’s Form 8-K filed March 17, 2005).
5	#	—	Opinion of Mark T. Prendeville, Deputy General Counsel of SEMCO Energy, Inc.

12	#	—	Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends.

23	.1#	—	Consent of Mark T. Prendeville (included in Exhibit 5).
23	.2*	—	Consent of PricewaterhouseCoopers LLP.
24	.1#	—	Power of Attorney (included with signature pages to the original filing of this Registration Statement on Form S-3).

24	.2#	—	Power of Attorney of John C. van Roden, Jr.

*	Included with this filing.

#	Previously filed.

+	Incorporated herein by reference.

Item 17.	Undertakings
(A) Undertakings in effect prior to December 1, 2005:
      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(B) Undertakings to be in effect on and after December 1, 2005:
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, SEMCO Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Port Huron, State of Michigan, on the 12th day of January, 2006.

SEMCO ENERGY, INC.

By:	/s/ Michael V. Palmeri

Michael V. Palmeri
Senior Vice President, Chief Financial Officer and Treasurer
      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George A. Schreiber, Jr.* George A. Schreiber, Jr.	President and Chief Executive Officer and Director (Principal Executive Officer)	January 12, 2006

/s/ Michael V. Palmeri Michael V. Palmeri	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	January 12, 2006

/s/ John M. Albertine* John M. Albertine	Chairman and Director	January 12, 2006

/s/ John T. Ferris* John T. Ferris	Director	January 12, 2006

/s/ Harvey I. Klein* Harvey I. Klein	Director	January 12, 2006

/s/ Paul F. Naughton* Paul F. Naughton	Director	January 12, 2006

/s/ Edwina Rogers* Edwina Rogers	Director	January 12, 2006

Signature	Title	Date

/s/ Ben A. Stevens* Ben A. Stevens	Director	January 12, 2006

/s/ Donald W. Thomason* Donald W. Thomason	Director	January 12, 2006

/s/ John C. van Roden, Jr.* John C. van Roden, Jr.	Director	January 12, 2006

*/s/ Michael V. Palmeri ---------------------------------------- Michael V. Palmeri, Attorney-In-Fact

INDEX TO EXHIBITS

Exhibits			Description

3	.1+	—	Articles of Incorporation of SEMCO Energy, Inc., as restated June 25, 1999, and amendments thereto through May 28, 2004 (incorporated herein by reference from Exhibit 3.1 to SEMCO’s Form 10-Q for the quarter ended June 30, 2004, filed August 9, 2004).
3	.1.1+	—	Certificate of Designation of 5.00% Series B Convertible Cumulative Preferred Stock filed March 19, 2005 (incorporated herein by reference from Exhibit 3.1 to SEMCO’s Form 8-K filed March 17, 2005).
3	.2+	—	Bylaws of SEMCO Energy, Inc., as last revised June 28, 2005 (incorporated herein by reference from Exhibit 3.2 to SEMCO’s Form 8-K, filed July 1, 2005.
4	.1+	—	Specimen of Common Stock Certificate (incorporated herein by reference from Exhibit 4.13 to SEMCO’s Registration Statement, Form S-3, No. 333-58715, filed July 8, 1998).
4	.2#	—	Specimen of Preferred Stock Certificate.
4	.3+	—	Registration Rights Agreement (incorporated herein by reference from Exhibit 10.1 to SEMCO’s Form 8-K filed March 17, 2005).
5	#	—	Opinion of Mark T. Prendeville, Deputy General Counsel of SEMCO Energy, Inc.
12	#	—	Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends.
23	.1#	—	Consent of Mark T. Prendeville (included in Exhibit 5).
23	.2*	—	Consent of PricewaterhouseCoopers LLP.
24	.1#	—	Power of Attorney (included with signature pages to the original filing of this Registration Statement on Form S-3).

24	.2#	—	Power of Attorney of John C. van Roden, Jr.

*	Included with this filing.

#	Previously filed.

+	Incorporated herein by reference.